Exhibit 99.1

CONTACTS:	Dennis Oates	Douglas McSorley	June Filingeri
	Chairman,	VP Finance, CFO	President
	President and CEO	and Treasurer	Comm-Partners LLC
	(412) 257-7609	(412) 257-7606	(203) 972-0186

FOR IMMEDIATE RELEASE

UNIVERSAL COMPLETES PURCHASE OF PATRIOT SPECIAL METALS

- Construction and Installation of Equipment Are Underway

- Related Financing Is Closed

BRIDGEVILLE, PA, August 19, 2011 – Universal Stainless & Alloy Products, Inc. (NASDAQ: USAP) announced today that it has completed its purchase of the assets of Patriot Special Metals, a substantially completed greenfield facility located in North Jackson, Ohio.

The acquired assets include a state-of-the-art radial forge currently being commissioned, a Vacuum Induction Melting (VIM) facility now under construction, two Vacuum Arc Remelt (VAR) furnaces scheduled for delivery in September, and related equipment for heat treating and finishing long products, which have been installed and tested. The facility is on-schedule to be fully operational in the first quarter of 2012 and is expected to be accretive at that time as the facility comes on stream.

Chairman, President and CEO Dennis Oates commented: “This acquisition is a major, transformative step for Universal, which redefines our position in the specialty steel industry, significantly broadens our production capabilities and product range in higher value, higher margin products, and enables our entry into new global market niches. It also substantially advances our ability to serve our customers and provide them with unparalleled service through reduced cycle and lead times. The intent of this acquisition has been to fast-track our growth strategy and the value we build for shareholders. We have already begun to relentlessly pursue those objectives.”

Universal also reported that it has completed a related bank financing facility in connection with the closing of this acquisition consisting of a term loan of $40 million and a $75 million revolving credit facility. PNC Capital Markets LLC acted as Lead Arranger and Administrative Agent on the new credit facilities.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, petrochemical and heavy equipment manufacturing. Established in 1994, our experience, technical expertise, and dedicated workforce stand committed to providing the best quality, delivery, and service possible. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the concentrated nature of the Company’s customer base to date and the Company’s dependence on its significant customers; the receipt, pricing and timing of future customer orders; changes in product mix; the limited number of raw material and energy suppliers and significant fluctuations that may occur in raw material and energy prices; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; risks associated with labor matters; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation and matters; risks related to acquisitions that the Company may make; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

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